Exhibit 99.2

Exela Technologies, Inc. Announces Update to Delayed 2019 10-K Filing and Restatement, and Preliminary 2019 Expected Financial Results

Company Expects to Report 2019 Revenue and Adjusted EBITDA Within Guidance

Irving, TX– March 17, 2020 – Exela Technologies, Inc. (“Exela” or the “Company”) (NASDAQ: XELA), a location-agnostic global business process automation (“BPA”) leader across numerous industries, today filed with the Securities and Exchange Commission on Form 12b-25, a Notification of Late Filing, for its 10-K for the year ended December 31, 2019, and on Form 8-K, details regarding the restatement of its financial statements for the years ended December 31, 2017 and 2018, and the interim periods through September 30, 2019 as previously disclosed on March 16, 2020. The restatement is not expected to have a material impact on previously reported Revenue or Adjusted EBITDA.

In addition, the Company noted that as of March 16, 2020, it had cash on hand and available borrowings of approximately $100 million, and reaffirmed its full year 2019 guidance for Revenue and Adjusted EBITDA issued on November 12, 2019.

Exela currently expects to file the Company's Form 10-K for the year-ended December 31, 2019, and restated financial statements for 2017 and 2018 and the interim periods through September 30, 2019, on or before March 31, 2020. The Company also plans to release its full fourth quarter 2019 financial results concurrently with such filing. Once that date is finalized, Exela will schedule an investor conference call to discuss the financial results for the fourth quarter and full year 2019. Although Exela is working diligently to complete the 2019 Form 10-K, and restatements of its financial statements for 2017 and 2018 and the interim periods through September 30, 2019, and currently expects to complete and file these items by March 31, 2020, given factors such as potential work interruptions associated with the COVID-19 coronavirus, no assurance can be given that they will be filed within such period.

About Exela

Exela Technologies, Inc. (“Exela”) is a business process automation (BPA) leader, leveraging a global footprint and proprietary technology to provide digital transformation solutions enhancing quality, productivity, and end-user experience. With decades of expertise operating mission-critical processes, Exela serves a growing roster of more than 4,000 customers throughout 50 countries, including over 60% of the Fortune® 100. With foundational technologies spanning information management, workflow automation, and integrated communications, Exela’s software and services include multi-industry department solution suites addressing finance and accounting, human capital management, and legal management, as well as industry-specific solutions for banking, healthcare, insurance, and public sectors. Through cloud-enabled platforms, built on a configurable stack of automation modules, and over 22,000 employees operating in 23 countries, Exela rapidly deploys integrated technology and operations as an end-to-end digital journey partner.

Find out more at www.exelatech.com

Follow Exela on Twitter: https://twitter.com/exelatech

Follow Exela on LinkedIn: https://www.linkedin.com/company/11174620/

Forward-Looking Statements: Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may”, “should”, “would”, “plan”, “intend”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “continue”, “future”, “will”, “expect”, “outlook” or other similar words, phrases or expressions. These forward-looking statements include statements regarding our industry, future events, the estimated or anticipated future results and benefits of the Business Combination, future opportunities for the combined company, and other statements that are not historical facts. These statements are based on the current expectations of Exela management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties, including without limitation those discussed under the heading “Risk Factors” in Exela’s most recently filed Annual Report on Form-10-K filed with the Securities and Exchange Commission. In addition, forward-looking statements provide Exela’s expectations, plans or forecasts of future events and views as of the date of this communication. Exela anticipates that subsequent events and developments will cause Exela’s assessments to change. These forward-looking statements should not be relied upon as representing Exela’s assessments as of any date subsequent to the date of this press release.

Media Contact: Kevin McLaughlin

E: kevin.mclaughlin@icrinc.com

T: 646-277-1234

Investor Contact: William Maina

E: IR@exelatech.com

T: 646-277-1236

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